Exhibit 99.1

November 30, 2015 FOR IMMEDIATE RELEASE	For more information: Linda L. Tasseff Director, Investor Relations (904) 858-2639 ltasseff@steinmart.com

Stein Mart, Inc. Announces Share Repurchase Authorization

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) today announced that its Board of Directors has authorized the repurchase of an additional 500,000 shares of the Company’s common stock under its open market repurchase program. This authorization has no expiration date and is in addition to the 268,702 shares that remained available for repurchase as of November 24, 2015 under an existing authorization.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. With 278 locations from California to Massachusetts, as well as steinmart.com, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions. For more information, please visit www.steinmart.com.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com

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